                                                                    EXHIBIT 23.1
                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Consilium, Inc., on Form S-8 (File Nos. 33-30381, 33-30382, 33-35363, 33-41312,
33-63346, 33-63512, 33-79474 and 33-79458) of our reports dated December 6,
1995, except for Note 10, for which the date is December 15, 1995, Note 8, for which the date is May 6, 1996, and Note 1, for which the date is June 11, 1996, on our audits of the consolidated financial statements and financial statement schedule of Consilium, Inc., as of October 31, 1995 and 1994 and for each of the three years in the period ended October 31, 1995, which reports are included in this Form 10-K.



                                                    s/s Coopers & Lybrand L.L.P.
                                                    ----------------------------
                                                        Coopers & Lybrand L.L.P.



San Jose, California
July 11, 1996